                             STANDBY TERM LOAN NOTE


$30,000,000.00                                                     JUNE 30, 2000


      FOR VALUE RECEIVED, the undersigned, STAR TELECOMMUNICATIONS, INC., a Delaware corporation (the "Maker") promises to pay to the order of MCI WORLDCOM NETWORK SERVICES, INC., a Delaware corporation with a place of business located at 6929 North Lacewood Avenue, M.D. 5.2-510, Tulsa, Oklahoma 74117 ("Holder"), the principal sum of the lesser of: (a) THIRTY MILLION DOLLARS ($30,000,000.00); or (b) the aggregate principal amount of the Advances, as defined below, made by Holder to Maker pursuant to this Standby Term Loan Note (the "Term Note"), together with interest on the unpaid principal amount of this Term Note, accruing at a rate of eighteen percent (18%) PER ANNUM, based on a year of 365 or 366 days, as the case may be, and actual days elapsed, on or before the earlier to occur of (such date being referred to herein as the "Maturity Date"):
(a) termination of the Agreement and Plan of Merger dated February 11, 2000, as amended by that certain First Amendment to Agreement and Plan of Merger, each by and between Maker, STI Merger Co. And World Access, Inc. (the "Merger Agreement"); (b) consummation of the merger transaction contemplated by the Merger Agreement; or (c) August 1, 2000, without notice, demand or presentment. Maker shall make principal and interest payments to Holder on the outstanding obligations evidenced hereby pursuant to the terms hereof. Maker may request Holder to extend the Maturity Date, in writing, which request shall be reviewed by Holder, and shall be granted, denied or modified in Holder's sole and absolute discretion. Notwithstanding the face amount of this Term Note, the inclusion of potential Advance Dates, as defined below, beyond August 1, 2000, nor any other provision of this Term Note, nothing herein shall be considered or construed to be an agreement by Holder to extend the Maturity Date beyond August 1, 2000, or to make any Advances, as defined below, to Maker on the Maturity Date, or any date after the Maturity Date.

      PROVIDED THAT, there are no Events of Default, as defined below, hereunder, on each of (a) July 1, 2000, (b) August 1, 2000, only if Holder, in its sole and absolute discretion, has previously agreed, in writing, to extend the Maturity Date beyond August 1, 2000; and (c) September 1, 2000, only if Holder, in its sole and absolute discretion, has previously agreed, in writing, to extend the Maturity Date beyond September 1, 2000 (each, an "Advance Date"), Maker shall be deemed to have made, and Holder shall be deemed to have received, an advance under this Term Note (each, an "Advance"), in an amount which is the lesser of: (a) $10,000,000; or (b) the aggregate amounts set forth on the invoices from Holder dated as of the applicable Advance Date relative to the aggregate usage and other charges due by the Debtor Entities (as that term is defined in the Workout Agreement between Maker and Holder dated as of April 12, 2000, as amended (the "Workout Agreement")) to Holder pursuant to the Service Agreements, as defined in the Workout Agreement. Undefined capitalized terms used herein shall have the meanings ascribed to such terms in the Workout Agreement, unless the context clearly requires otherwise. In no event shall Maker be discharged, nor shall Holder waive or release any Debtor Entity, from the Debtor Entities' obligations to make immediate payment to Holder of any sums due Holder under the Service

Agreements in excess of $10,000,000 which is due or invoiced on any Advance Date. Except as specifically set forth in this paragraph, Maker shall not be entitled to any advances under this Term Note. Maker acknowledges that each Advance made hereunder is and shall be considered, for all purposes, as "additional financing provided to STAR or its Subsidiaries by MCI WorldCom Network Services, Inc., or any of its affiliates", as contemplated by Section
5.15 of the Merger Agreement.

      Maker shall be permitted to make voluntary prepayments of principal under this Term Note, without penalty on any date prior to the Maturity Date. Under no circumstances shall any voluntary prepayment or prepayments entitle Maker to further or additional credit from Holder, or to any additional Advances from Holder. The acceptance by Holder of any payment hereunder that is less than payment in full of all amounts due and payable shall not constitute a waiver of the right to exercise any of Holder's rights and remedies hereunder at that time, or at any subsequent time, or nullify any prior exercise of any such right or remedy without the express written consent of Holder.

      All payments and prepayments to be made in respect of principal, interest or other amounts due from the Maker under this Term Note shall be payable on or before 12:00 noon, Tulsa time, on the Maturity Date, and shall be payable to Holder at the address set forth above for Holder, and directed to the attention of Robert S. Vetera, Vice President of Corporate Credit, or at such other place as Holder may designate in writing, in lawful money of the United States of America in immediately available funds without setoff, counterclaim or other deduction of any nature. The Maker expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Term Note, and an action for any amounts due and unpaid shall therefore accrue immediately.

      If any payment of principal or interest under this Term Note becomes due on a day which is a Saturday, Sunday or other day on which lending institutions are authorized or obligated to close in Tulsa, Oklahoma, such payment shall be made on the next following business day on which such lending institutions are open for business and such extension of time will be included in computing interest in connection with such payment.

      All notices and other communications required or permitted to be made to the Maker or Holder, as the case may be, hereunder shall be made in writing and will be deemed delivered when received by the other party by messenger, telex, telecopier, overnight courier, or mail, which notice shall be delivered to the respective addresses of Maker and Holder, as the case may be, set forth in the Workout Agreement, or such other address as each party may notify the other party in writing from time to time.

      Upon the occurrence of any one of the following events (each an "Event of Default"), the entire principal amount outstanding hereunder together with accrued interest, shall (i) at the option of Holder in the case of the "Events of Default" set forth in (a) through (c), below, or (ii) without the necessity for any demand, notice or action by Holder in the case of the "Events of Default" set forth in (d) through (e), below, become immediately due and payable in full and Holder may, without further delay, undertake any one or more of the actions and become entitled to any of the remedies specified in this Term Note or any other WorldCom Document, as defined below, or which are otherwise available at law or in equity:

      (a) Failure of Maker to pay any installment of principal or interest or any other sum on the date when it is due under this Term Note or the Note; or

      (b) Maker fails to perform or observe any of its other covenants or agreements under this Term Note or any other WorldCom Document, and any amendments, extensions, renewals or replacements to or of any of the foregoing, whether presently existing or hereafter arising (collectively, the "WorldCom Documents"), and such default continues beyond any applicable grace, waiver or cure period set forth therein, if any; or

      (c) Any material representation or warranty made by the Maker pursuant to this Term Note or any other WorldCom Document shall prove to have been false or misleading in any material respect as of the time when made; or

      (d) If Maker, or any Guarantor shall make a general assignment for the benefit of its respective creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file a petition seeking any relief under any present or future statute, law or regulation relating to bankruptcy or insolvency or shall file an answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding or shall seek or consent to or acquiesce in the appointment of any trustee or receiver of itself or any material part of its respective properties; or

      (e) If any proceeding against Maker seeking any relief under any present or future statute, law or regulation relating to bankruptcy or insolvency shall have been filed or shall be prosecuted or if an appointment shall have been made without the consent or acquiescence of Maker or of any material part of their respective properties and such appointment shall not have been vacated; or

      If an Event of Default occurs, then, Maker agrees to indemnify and hold Holder harmless from any and all reasonable fees and expenses of Holder's attorneys, accountants, appraisers, consultants, engineers and other professional, paraprofessional or non-professional fees and expenses incurred by Holder in collecting the obligations evidenced hereby, or in protecting or otherwise enforcing any of its rights under this Term Note or any of the other WorldCom Documents, or in the prosecution or defense of any action related to this Term Note or any of the WorldCom Documents, or the preservation, maintenance, disposition or liquidation of any collateral securing the Maker's obligations evidenced by this Term Note, or any portion thereof.

      The exercise of any remedy hereunder or under any other WorldCom Document shall not be construed as a waiver by Holder of any remedy available to Holder under any other agreement, document, or applicable law. Holder hereby expressly reserves all of its rights under applicable law.

      In the event the rate of interest provided for in this Term Note is finally determined by any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic (each as "Official Body"), to exceed the maximum rate of interest permitted by applicable usury or similar law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body ("Law"), their or its application will be suspended and there will be charged instead the maximum rate of interest permitted by such Laws. Interest at the rates applicable to the Term Note as set forth herein shall continue to accrue on any judgment entered on this Term Note until the judgment together with interest and costs has been paid in full.

      This Term Note is governed by, and will be construed and enforced in accordance with, the laws of the State of Oklahoma without regard to principles of conflicts of law in the State of Oklahoma. The Maker consents to the exclusive jurisdiction and venue of the Federal and State courts located in Tulsa, Oklahoma with respect to any suit arising out of, relating to, or mentioning this Term Note. The terms of this Term Note shall be binding upon and inure to the benefit of the successors and assigns of Holder, and shall not be assignable by Maker, unless Holder has provided its prior, written consent to such assignment.

EACH OF MAKER AND HOLDER EXPRESSLY, KNOWINGLY AND VOLUNTARILY
WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND NEITHER WILL AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION HEREWITH OR THE OTHER WORLDCOM DOCUMENTS.

INITIAL:       ____  MAKER


               ____  HOLDER

      IN WITNESS WHEREOF, and intending to be legally bound, the Maker has executed, issued and delivered this Standby Term Loan Note as of the day and year first above written.

ATTEST:                                STAR TELECOMMUNICATIONS, INC.

By:                                    By:
   -------------------------------        -------------------------------
Name:                                  Name:
     -----------------------------          -----------------------------
Title:                                 Title:
      ----------------------------           ----------------------------